SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [x]
Opportunity Partners L.P.
Attn: Phillip Goldstein
60 Heritage Drive
Pleasantville, NY 10570
Phone: 914 747-5262
Fax: 914 747-2150

Check the appropriate box:
Preliminary Proxy Statement [x]
Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-
12

Transtech Services Partners
(Name of Registrant as Specified in Its Charter)

Opportunity Partners L.P.
Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required [x].

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

Fee paid previously with preliminary materials [].

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing [].

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

PRELIMINARY PROXY STATEMENT (SUBJECT TO CHANGE) OF OPPORTUNITY PARTNERS L.P. IN OPPOSITION TO A SOLICITATION BY THE BOARD OF DIRECTORS OF TRANSTECH SERVICE PARTNERS INC. (TRANSTECH) FOR THE ANNUAL MEETING OF STOCKHOLDERS

Opportunity Partners L.P., a stockholder of TransTech is sending this proxy statement and the enclosed GREEN proxy card to common stockholders and unitholders of TransTech of record as of May --, 2009 (the Record Date).
We are soliciting a proxy to vote your shares at TransTechs Annual Meeting of Stockholders scheduled for May --, 2009 (the Meeting). Please refer to the board of directors proxy soliciting material for additional information concerning the Meeting including the election of directors.

INTRODUCTION

We expect that the only matter to be voted upon at the Meeting will be the election of directors.

How Proxies Will Be Voted

If you return a GREEN proxy card to us or to our agent, your shares will be voted as you indicate. If you do not indicate how your shares are to be voted, they will be voted FOR the election of our nominees. If you return a GREEN proxy card, you will be granting the proxy holder(s) discretionary authority to vote on any other matters that may come before the Meeting including matters relating to the conduct of the Meeting.

Voting Requirements

The presence in person or by proxy of more than 50% of the outstanding shares constitutes a quorum. If a quorum is present, only votes affirmatively cast for a nominee will count and the nominees receiving the greatest number of votes cast for the seat(s) being contested will be elected as directors.

Revocation of Proxies

You may revoke any proxy prior to its exercise by (i) giving us a written revocation of your proxy; (ii) giving us or the board a later dated proxy; or (iii) voting in person at the Meeting. There is no limit on the number of times you may revoke your proxy prior to the Meeting. Only your latest dated proxy will be counted.

BACKGROUND

TransTech failed to consummate a transaction by May 23, 2009 and thus is
required to liquidate.   We asked the board to commit to distribute
substantially all the cash in the trust account as soon as possible but it refused to do so. Consequently, we filed a petition in the Delaware court of Chancery to order TransTech to hold an annual meeting at which shareholders could elect directors who will seek to make a prompt cash payout. On April 14, 2009, the court ordered TransTech to hold this annual meeting.

PROPOSAL I: ELECTION OF DIRECTORS

Our nominees are listed below. If any of our nominees are elected, there is no assurance that the other directors will remain on the board. Please refer to TransTechs proxy soliciting material for additional information concerning the election of directors.

Andrew Dakos (born 1966); Park 80 West, Plaza Two, Suite 750, Saddle Brook, NJ 07663. Mr. Dakos is a self-employed investment advisor and a principal of the general partner of six private investment partnerships in the Bulldog Investors group of funds. He has been a director of the Mexico Equity and Income Fund since 2001 and Brantley Capital Corporation since 2007.

Gerald Hellerman ( born 1937 ); 5431 NW 21st Avenue, Boca Raton, FL 33496. Mr. Hellerman is a director of MVC Acquisition Corp. and is a director and Chairman of the Audit Committee of MVC Capital, Inc. Mr. Hellerman owns and has served as Managing Director of Hellerman Associates, a financial and corporate consulting firm, since the firms inception in 1993. He currently serves as a director (since 2000), chief financial officer and chief compliance officer for The Mexico Equity and Income Fund, Inc., and is a manager and Chairman of the Audit Committee of the Old Mutual Absolute
Return and Emerging Managers fund complex, which consists of six funds, a director of Brantley Capital Corporation and was a director and Chairman of the Audit Committee of AirNet Systems, Inc. until June 2008.

Phillip Goldstein (born 1945); Park 80 West, Plaza Two, Suite 750,
Saddle Brook, NJ 07663. Mr. Goldstein is an investment advisor and a principal of the general partner of six investment partnerships in the Bulldog Investors group of funds. He has been a director of the Mexico Equity and Income Fund since 2000, Brantley Capital Corporation since 2001 and ASA Ltd since 2008.

Rajeev Das (born 1968); Park 80 West, Plaza Two, Suite 750, Saddle Brook,
NJ 07663. Mr. Das is a managing member of the general partner of Opportunity Income Plus L.P., an investment partnership in the Bulldog Investors group of funds and a director of Mexico Equity and Income Fund, Inc. since 2001.
In 2006 he served as director of Brantley Capital Corporation.

Steven Samuels (born 1956); Park 80 West, Plaza Two, Suite 750, Saddle Brook, NJ 07663 -- Mr. Samuels is a principal of the general partner of six investment partnerships in the Bulldog Investors group of funds.

Unless otherwise instructed, your proxy will be voted FOR each of the above nominees.

THE SOLICITATION

Persons affiliated with or employed by us or our affiliates may assist us in the solicitation of consents. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward our solicitation material to the beneficial owners of TransTech shares for whom they hold such shares.
We will reimburse these organizations for their reasonable out-of-pocket expenses. Initially, we will bear all of the expenses related to this solicitation. Because we believe that TransTech will benefit from this solicitation (and our successful lawsuit compelling TransTech to hold the Meeting), we intend to seek reimbursement of our expenses from TransTech. Shareholders will not be asked to vote on the reimbursement of our expenses which we estimate will be $50,000.


PARTICIPANTS
Opportunity Partners L.P. is the soliciting stockholder. Opportunity Partners L.P., which owns ---------- shares of TransTech is a fund in the Bulldog Investors group of private investment funds. Opportunity Partners and affiliated entities beneficially own ----------- common shares of TransTech, all of which were purchased since --------------.

Phillip Goldstein, who owns jointly with his wife 56,500 shares and Andrew Dakos are each a principal of each fund in the Bulldog Investors group of funds. The address of each of the aforementioned persons and entities is
Park 80 West, Plaza Two, Suite 750, Saddle Brook, NJ 07663.   Other clients
advised by Mr. Goldstein and Mr. Dakos (including Opportunity Partners L.P.) own a total of ------------ shares of TransTech. All of the shares owned by the aforementioned persons and entities were acquired since ----------------. The staff of the SEC deems each person and entity named in this paragraph including each fund in the Bulldog Investors group of private investment funds to be a participant in this solicitation regardless of the degree of involvement of such person or entity in the solicitation. We believe the SECs definition of participant is inherently misleading. The Bulldog Investors group of private investment funds including Opportunity Partners L.P., and Messrs. Goldstein and Dakos are actively engaged in this solicitation.
The role of Messrs. Hellerman, Das and Samuels in this solicitation is limited to providing biographical information. The SEC deems a nominee to be a participant in a proxy solicitation which we believe is misleading because it suggests that the nominee has a greater role in the solicitation than is the
case.   Nevertheless, using the SECs definition of participant, no participant or associate of any participant in this solicitation is or has been a party to any contract, arrangements or understanding with any person with respect to any securities of TransTech or has any arrangement or understanding with any person with respect to future employment by TransTech or any of its affiliates or to any future transactions to which TransTech or any of its affiliates will or may be a party.

Information regarding TransTech, its directors, officers and large shareholders is available in filings submitted by TransTech with the SEC at www.sec.gov.
We expect the board of directors of TransTech to send a proxy statement to shareholders containing such information.

UNRELATED LITIGATION

On January 31, 2007, the Acting Director of the Securities Division of the Massachusetts Secretary of State (the Secretary) filed a complaint against Opportunity Partners L.P., Messrs. Goldstein, Dakos and Das and certain related parties (the Bulldog Parties) alleging that they violated Massachusetts law by making information about certain unregistered securities available on the Bulldog Investors website and by providing information about such investments to an individual who requested it without first determining that the individual was eligible to invest in such securities. On October 17, 2007, the Secretary issued a cease and desist order and imposed a fine of $25,000 on the Bulldog Parties. The Bulldog Parties appealed the Secretarys ruling to Massachusetts Superior Court which upheld the Secretarys order.
The Bulldog Parties have filed a further appeal with the Appellate Court of Massachusetts. That appeal may be consolidated with the appeal of a lawsuit filed on March 23, 2007 by the Bulldog Parties in Massachusetts Superior
Court to enjoin the Secretarys enforcement action.

THE SOLICITATION

We intend to solicit proxies via mail, telephone and via the internet.
Our proxy materials are available on the following web site: http://www.bulldoginvestorstenderoffer.com/. Persons affiliated with or employed by us or our affiliates may assist us in the solicitation of proxies. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners of common shares for whom they hold shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, we will bear all of the expenses related to this proxy solicitation. Because we believe that TransTechs shareholders will benefit from this solicitation, we intend to seek reimbursement of our expenses from TransTech. Shareholders will not be asked to vote on the reimbursement of our solicitation and legal expenses which we estimate will be $50,000. Our expenses thus far have been about $25,000. There is no arrangement or understanding involving us or any of our affiliates relating to future employment by or any future transaction with TransTech or any of its affiliates.

DATED: May --, 2009



















PROXY CARD

Proxy Solicited by Opportunity Partners L.P. in Opposition to the Board of Directors of TransTech Service Partners Inc. For the Annual Meeting of Shareholders

I (we) hereby appoint Andrew Dakos and Phillip Goldstein and each of them, as my (our) proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of TransTech Service Partners Inc. on May --, 2009 (the Meeting), and any adjourned or postponed Meeting, and to vote on all matters that come before the Meeting the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

Mark votes by placing an x in the appropriate [  ].

1.	ELECTION OF UP TO FIVE DIRECTORS

[ ] FOR ANDREW DAKOS 			 	 [ ] WITHHOLD AUTHORITY

[ ] FOR GERALD HELLERMAN			 [ ] WITHHOLD AUTHORITY

[ ] FOR PHILLIP GOLDSTEIN			 [ ] WITHHOLD AUTHORITY

[ ] FOR RAJEEV DAS				 [ ] WITHHOLD AUTHORITY

[ ] FOR STEVEN SAMUELS			 [ ] WITHHOLD AUTHORITY

Please sign and date below.  Your shares will be voted as directed.
If no direction is made, this proxy will be voted FOR the election of each nominee named above. The undersigned hereby acknowledges receipt of the proxy statement of Opportunity Partners L.P. dated May --, 2009 and revokes any proxy previously executed.





SIGNATURE(S) ___________________________________     Dated: _______________